Exhibit 10.29

AMENDMENT TO DEFERRED COMPENSATION AGREEMENT

AND AGREEMENT TO SECURE CERTAIN CONTINGENT PAYMENTS

THIS AMENDMENT TO AGREEMENT AND AGREEMENT TO SECURE CERTAIN CONTINGENT PAYMENTS between Hancock Fabrics, Inc., a Delaware corporation (the “Corporation”), and Bruce D. Smith (the “Executive”), dated as of the 15th day of March, 2005 (the “Agreements”).

W I T N E S S E T H :

WHEREAS, the Corporation has entered into a certain Agreement with the Executive dated December 10, 1996; and

WHEREAS, the Corporation has entered into an Agreement To Secure Certain Contingent Payments dated December 10, 1996 which is in some respects related to the Agreement; and

WHEREAS, for the reasons recited in the Agreement and, further, to reflect the increased responsibilities of the Executive and the increased importance to the Corporation of the continued availability of the services of the Executive, the Corporation desires to amend the Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and contained in the Agreement, it is hereby agreed by and between the Corporation and the Executive as follows:

1.       Paragraph 2 of the Agreement is hereby amended to provide that the “monthly amount” specified therein shall be $2,500.00.

2.       Paragraph 3(b) of the Agreement is hereby amended to provide that the “total amount” specified therein shall be $450,000.00.

3.       The first RECITAL of the Agreement To Secure Certain Contingent Payments is hereby amended to delete the parenthetical wording “(“Deferred Compensation Agreement”)” and substitute in lieu thereof “as subsequently amended (“Deferred Compensation Agreement”).”

4.              Except as so amended, both Agreements shall remain in full force and effect.

IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Corporation has caused these presents to be executed in its name on its behalf, and its corporate seal to be hereunto affixed, all as of the day and year first above written.

/s/ Bruce D. Smith____
BRUCE D. SMITH
“Executive”

HANCOCK FABRICS, INC.

By:_Jane F. Aggers___________

Its: President and CEO_________